Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of May 29, 2025, by and among Mist Holding Co., a Delaware corporation (“Parent”), and the stockholders of Streamline Health Solutions, Inc., a Delaware corporation (the “Company”), set forth on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Parent and the Stockholders are referred to herein as the “Parties” and each, a “Party.”

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, [MERGER SUB], a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into that certain Agreement and Plan of Merger (as it may be amended or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things and on the terms and subject to conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger;

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner of the number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) as set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Common Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”);

WHEREAS, the board of directors of the Company (the “Company Board”) has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable to and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) approved the execution and delivery of the Merger Agreement, the performance by the Company of its covenants and other obligations contained therein, and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of the Company at a meeting of the stockholders of the Company, and (v) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement; and

WHEREAS, as a condition and essential inducement to Parent’s willingness to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.    Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Additional Shares” means, with respect to a Stockholder, any shares of Common Stock or other voting Company Securities that such Stockholder or its Affiliates may acquire record and/or beneficial ownership of after the date hereof (including by way of share purchase, stock dividend or distribution, stock split or other division of shares, reverse stock split or other combination of shares, recapitalization, reclassification, share exchange, the exercise of any Company Options or Company Warrants or any other conversion of any Company Securities).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, none of the Company, any of its Subsidiaries, Parent and Merger Sub shall be deemed to be an Affiliate of any of the Stockholders.

“Covered Shares” means, with respect to a Stockholder, such Stockholder’s Owned Shares and Additional Shares (if any).

“Expiration Time” means the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be validly terminated in accordance with Article VIII thereof.

“Lien” means, with respect to any Covered Shares, any lien, pledge, mortgage, deed of trust, charge, security interest, hypothecation, adverse claim, option, community or other marital property interest, right of first refusal or first offer, preemptive right, proxy, power of attorney, voting agreement, voting trust or other encumbrance of any kind of nature, including any restriction on the possession, voting, transfer, receipt of income or exercise of any other attribute of ownership of any Covered Share.

“Permitted Lien” means (a) any Lien arising under this Agreement, including the grant of any proxy or power of attorney with respect to the Covered Shares in accordance with this Agreement, (b) any applicable restrictions on transfer under the Securities Act of 1933 or state securities laws, (c) with respect to any Company Option or Company Restricted Share, any Lien created by the terms of the Company Equity Plan under which such Company Option or Company Restricted Share was granted (if granted under a Company Equity Plan) or the award agreement with respect to such Company Option or Company Restricted Share and (d) with respect to any Company Warrant, any Lien created by the terms of the applicable Warrant to Purchase Common Stock with respect to such Company Warrant.

“Transfer” means, with respect to any Covered Shares, (a) any direct or indirect sale, assignment, exchange, tender, loan or other disposition or transfer (whether voluntary or involuntary and including by merger, operation of law or otherwise), or entry into any option or other Contract with respect to any direct or indirect sale, assignment, exchange, tender, loan or other disposition or transfer (whether voluntary or involuntary and including by merger, operation of law or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered Shares (other than this Agreement), (b) the creation of any Lien, or the entry into any Contract creating any Lien, with respect to any Covered Shares (other than Permitted Liens), including the deposit of any Covered Shares into a voting trust, the entry into a voting agreement or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares (other than in accordance with this Agreement), (c) the establishment or increase of a put equivalent position or the liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, or the entry into any other derivative or hedging arrangement, with respect to any Covered Shares or any interest (including legal or beneficial) in any Covered Shares, or (d) the entry into any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) or (c) above; provided that Liens on Covered Shares in favor of a bank or broker-dealer, in each case holding custody of Covered Shares in the ordinary course of business, shall not be considered a Transfer hereunder; provided, further, that any transfer as a result of the exercise of remedies under such Liens shall be deemed to be a Transfer.

2.    Agreement to Vote the Covered Shares.

2.1    Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof), and in connection with any request for an action by consent of the Company’s stockholders in lieu of a meeting, each Stockholder shall vote (including via proxy) or execute and deliver a consent with respect to, all of such Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy) or execute and deliver a consent with respect to all of such Stockholder’s Covered Shares):

(a)    in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, and any other matters necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms thereof;

(b)    in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held, and any other adjournment or postponement in accordance with Section 6.4 of the Merger Agreement;

(c)    against any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal, including, in each case, any Superior Proposal, without regard to the terms thereof; and

(d)    against any action, proposal, transaction or agreement that is intended to, or would reasonably be expected to, (i) result in any condition set forth in Article VII of the Merger Agreement not being satisfied or a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or of such Stockholder under this Agreement, (ii) change in any manner the capitalization of the Company and/or the voting rights of any Company Securities or (iii) otherwise impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger.

2.2    Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement or recess thereof), each Stockholder shall be present at such meeting or shall cause such Stockholder’s Covered Shares to be represented by proxy and shall otherwise cause all of such Stockholder’s Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that such Stockholder owns beneficially but not of record, such Stockholder shall cause the holder(s) of record of such shares as of any applicable record date for determining the stockholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum).

2.3    Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 2.1 hereof in the event such Stockholder fails to comply with its obligation under this Agreement or attempts or purports to vote (or provide consent with respect to), or cause any other Person to vote or provide consent with respect to, such Stockholder’s Covered Shares in a manner inconsistent with the terms of this Agreement. This proxy and power of attorney is given by each Stockholder to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Stockholder with respect to the Covered Shares. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement in accordance with Section 9.

2.4    Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Authority of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting any Stockholder from taking any action pursuant to Section 2.1 or Section 2.2, then the obligations of such Stockholder set forth in Section 2.1 or Section 2.2 shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action.

3.    Agreement to Not Transfer the Covered Shares.

3.1    Until the Expiration Time, each Stockholder agrees that such Stockholder shall not, and shall cause each of its Affiliates not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares other than with the prior written consent of Parent; provided, however, that any Stockholder may Transfer any Covered Shares (i) to any Affiliate of such Stockholder, or (ii) if such Stockholder is an individual, for bona fide estate planning purposes to a trust or other estate planning vehicle whose sole beneficiaries are such Stockholder and/or members of such Stockholder’s immediate family and whose trustees are solely such Stockholder and/or such Stockholder’s spouse, or by will or as a result of the laws of descent and distribution to any legal representative, heir or a member of the immediate family of such Stockholder, in each case of clauses (i) and (ii), only if such transferee of such Covered Shares, as a condition to such transfer, evidences in writing in a form reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 3 shall be null and void ab initio and of no effect whatsoever.

3.2    If any involuntary Transfer of any of a Stockholder’s Covered Shares shall occur (including in connection with or as a result of any default, bankruptcy, foreclosure, insolvency, divorce or dissolution of marriage (or similar legal separation), court order or judgment, or otherwise than by a voluntary decision on the part of such Stockholder), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement in accordance with Section 9.

3.3    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes Parent and the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares). To the extent requested by Parent, each Stockholder shall promptly surrender or cause to be surrendered the certificate(s), if any, representing any Covered Shares owned beneficially or of record from time to time by such Stockholder so that the transfer agent of such Covered Shares may affix onto such certificate(s) an appropriate legend referencing the restrictions on transfer and ownership set forth in this Agreement. Each Stockholder further acknowledges and agrees that, with respect to any Covered Shares owned beneficially or of record by such Stockholder that are uncertificated, this Agreement shall constitute notice to such Stockholder of any legend that would be set forth on any certificate representing such Covered Shares if such Covered Shares were represented by a certificate.

4.    Waiver of Appraisal Rights and Certain Other Actions. Each Stockholder hereby irrevocably waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder. In addition, each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim or other Action, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under applicable Law, alleging a breach of any duty of the Company Board, Parent or Merger Sub in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby. Each Stockholder further agrees that it shall not, and shall cause its Affiliates not to, (i) take any action that the Company is prohibited from taking pursuant to Section 6.2 of the Merger Agreement, (ii) make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) of any Company Securities in connection with any vote or consent of the stockholders of the Company with respect to the Merger Agreement or the transactions contemplated thereby, other than to recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement (and any actions required in furtherance thereof) or as otherwise expressly provided in this Agreement or the Merger Agreement, (iii) become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any Company Securities for the purpose of opposing or competing with or taking any actions inconsistent with the Merger Agreement, or (iv) take any other action or series of actions that would, individually or in the aggregate, reasonably be expected to impair or adversely affect the ability of such Stockholder to perform its obligations hereunder. Each Stockholder agrees to promptly notify Parent in writing of any acquisition of Additional Shares by such Stockholder or any of its Affiliates (including notice of the number of any Additional Shares acquired) after the date of this Agreement and prior to the Expiration Date, and any Additional Shares shall automatically be considered “Covered Shares” and subject to the applicable terms of this Agreement as though owned by such Stockholder on the date of this Agreement.

5.    Information and Disclosures.

5.1    Each Stockholder shall provide, and shall cause its Affiliates to provide, any information reasonably requested by the Company or Parent in connection with the preparation of any filing with the SEC or other disclosure document that the Company or Parent deems necessary or appropriate in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby (including the Proxy Statement the Company is required to make in connection with the Merger and any amendment or supplement thereto) (collectively, the “Disclosure Documents”). To the knowledge of each Stockholder, the information supplied by such Stockholder (or any of its Affiliates) for inclusion or incorporation by reference in the Proxy Statement or any other Disclosure Document will not, at the time that such information is provided, or in the case of the Proxy Statement, at the date of mailing of the Proxy Statement to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Stockholder agrees to, and to cause its Affiliates to, promptly notify the Company and Parent of any required corrections with respect to any information supplied by such Stockholder or its Affiliates specifically for use in any Disclosure Document, if and to the extent that any such information shall become false or misleading in any material respect. Each Stockholder will reasonably assist and cooperate with the Company and Parent in the preparation, filing and distribution of the Proxy Statement and any other Disclosure Documents and the resolution of any comments thereto received from the SEC.

5.2    Each Stockholder agrees that neither such Stockholder, nor any of its Affiliates, shall issue any press release or make any other public disclosure with respect to the Merger Agreement, this Agreement or the transactions contemplated thereby without the prior written consent of Parent, except as may be required by applicable Law (in which case such Stockholder shall, to the extent permitted by applicable Law, provide Parent with reasonable notice of any such disclosure, give due consideration to any reasonable comments of Parent with respect to such disclosure and, if requested by Parent, otherwise cooperate with Parent in obtaining confidential treatment with respect to such disclosure). Each Stockholder, on behalf of itself and each of its Affiliates, hereby consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s and its Affiliates’ identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by applicable Law, in any press release, the Proxy Statement and any other Disclosure Document, and acknowledges that Parent and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority.

5.3    Each Stockholder agrees that, if applicable and to the extent required under applicable Law, such Stockholder shall promptly and in accordance with applicable Law amend its Schedule 13D or Schedule 13G filed with the SEC to disclose this Agreement. As provided in Section 5.2, such Stockholder shall provide Parent with reasonable notice of any such disclosure and give due consideration to any reasonable comments of Parent with respect to such disclosure.

6.    Fiduciary Duties. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any Stockholder or any of such Stockholder’s Affiliates (or any or any officer, director or employee thereof) solely in his or her capacity as a director or officer of the Company, or from complying with his or her fiduciary obligations solely to the extent acting in such Person’s capacity as a director or officer of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken) solely to the extent in any such capacity as a director or officer of the Company shall be deemed to constitute a breach of this Agreement.

7.    Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent that:

7.1    Due Authority. If such Stockholder is an individual, such Stockholder has the legal capacity and all requisite power and authority to enter into this Agreement and to perform his or her obligations hereunder. If such Stockholder is an entity, such Stockholder (i) is validly existing and in good standing under the Laws of its jurisdiction of formation, and (ii) has full corporate or other entity power and authority, and has taken all requisite corporate or other entity action (including by obtaining all requisite approvals of its equity holders, board of directors or other governing bodies), to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder, and assuming the due authorization, execution and delivery by Parent, this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

7.2    Spousal Approval. If such Stockholder is an individual and is married, and any of the Covered Shares constitute community or marital property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit A (a “Spousal Consent”), which Spousal Consent has been duly and validly executed and delivered by such Stockholder’s spouse and constitutes the legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception.

7.3    No Conflict; Consents. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement does not and will not (with or without notice or lapse of time, or both): (i) conflict with or result in a violation or breach of any applicable Law, (ii) result in a violation or breach of or constitute a default under any Contract to which such Stockholder is a party or by which such Stockholder’s assets or properties may be bound, (iii) result in any Lien on any of such Stockholder’s Covered Shares (other than any Permitted Lien) or (iv) if such Stockholder is an entity, conflict with or result in any violation or breach of any provision of the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder, in each case of clauses (i) and (ii), except for such violations, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement. No consent, waiver, approval, order or other authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of its obligations under this Agreement, other than any filing with the SEC contemplated by Section 5.3.

7.4    Ownership of the Covered Shares. Such Stockholder is, as of the date hereof, the beneficial or record owner of such Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and such Stockholder has sole voting power and sole power of disposition with respect to all of such Stockholder’s Covered Shares. Such Stockholder has not entered into any agreement to Transfer or with respect to the Transfer of any of such Stockholder’s Covered Shares (other than this Agreement) and no Person otherwise has a right to acquire any of such Stockholder’s Covered Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any shares of Common Stock or other Company Securities other than the Owned Shares and any Company Options, Company Restricted Shares and Company Warrants set forth opposite the name of such Stockholder on Schedule A hereto. No Covered Shares, whether held via certificate or certificates or in book-entry form, contain any legend or restriction inconsistent with the terms of this Agreement.

7.5    Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.

7.6    Brokers. No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by Parent, Merger Sub, the Company or any of their respective Affiliates in connection with this Agreement, the Merger Agreement or the transactions contemplated thereby based upon arrangements made by or on behalf of such Stockholder.

7.7    Sophistication. Each Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently, and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon Parent, Merger Sub, the Company or any of their respective Affiliates or any of the respective representatives of the foregoing. Each Stockholder specifically disclaims that it is relying on or has relied on any representations or warranties that may have been made by any Person, other than those representations and warranties of Parent contained in Section 8 of this Agreement, and acknowledges and agrees that Parent, Merger Sub, the Company and their respective Affiliates have specifically disclaimed (and do hereby specifically disclaim) any such other representations and warranties. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

8.    Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders that:

8.1    Due Authority. Parent (i) is validly existing and in good standing under the Laws of its jurisdiction of formation, and (ii) has full corporate or other entity power and authority, and has taken all requisite corporate or other entity action (including by obtaining all requisite approvals of its equity holders, board of directors or other governing bodies), to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent, and assuming the due authorization, execution and delivery by each Stockholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

8.2    No Conflict; Consents. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not (with or without notice or lapse of time, or both): (i) conflict with or result in a violation or breach of any applicable Law, (ii) result in a violation or breach of or constitute a default under any Contract to which Parent is a party or by which Parent’s assets or properties may be bound or (iii) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent, in each case of clauses (i) and (ii), except for such violations, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement. No consent, waiver, approval, order or other authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or any other Person is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations under this Agreement, other than those that if not obtained or made would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

8.3    Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of Parent, threatened against or affecting Parent that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

9.    Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the earliest to occur of (a) the Expiration Time, (b) with respect to any Stockholder, the mutual written agreement of such Stockholder and Parent to terminate this Agreement and (c) with respect to any Stockholder, the delivery by such Stockholder of written notice to Parent of such Stockholder’s election, in its sole discretion, to terminate this Agreement following any amendment or modification to the Merger Agreement as in effect on the date hereof that reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to the Company’s stockholders as a whole. Notwithstanding the foregoing, (i) Section 5, this Section 9 and Section 10 shall survive any termination of this Agreement and (ii) termination of this Agreement shall not relieve any Party from any liability for any breach of this Agreement prior to the termination of this Agreement. For the avoidance of doubt, each Stockholder acknowledges and agrees that this Agreement, and the obligations of such Stockholder under this Agreement, shall remain in full force and effect and shall not in any manner be deemed terminated, limited or modified (A) in the event of any Superior Proposal, Intervening Event or Change of Recommendation or (B) in the event the Merger Agreement is amended or modified in any respect (unless such modification reduces the amount of the Merger Consideration, changes the form of any of the Merger Consideration or otherwise modifies the terms of the Merger Agreement in a manner that is materially adverse to the Company’s stockholders as a whole and such Stockholder thereafter elects to terminate this Agreement as provided above).

10.    Miscellaneous.

10.1    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, the ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.

10.2    Certain Adjustments. In the event of any change in the outstanding Common Stock, including by reason of any stock dividend or distribution, stock split or other division of shares, reverse stock split or other combination of shares, recapitalization, reclassification, share exchange or the like, the terms “Common Stock” and “Covered Shares” shall be deemed to include all Company Securities into or for which the Common Stock may be converted or exchanged or which are otherwise received in such transaction.

10.3    Amendment and Waiver. This Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Parent and each Stockholder affected by such amendment or modification, or in the case of a waiver, by the Party against whom the waiver is to be effective. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

10.4    Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and any of the transactions contemplated by this Agreement, shall be paid by the Party incurring such expenses.

10.5    Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a)    This Agreement and any claim, cause of action or Action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereof, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties (i) irrevocably and unconditionally submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court) (the “Chosen Courts”), in the event of any claim, action or proceeding between the Parties (whether in contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, (iii) agrees that it shall not bring any claim, action or proceeding against any other Parties arising out of or relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts and that a final judgment in any legal proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law, and (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such claim, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 10.6, such service to become effective ten (10) days after such mailing.

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5, (III) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (IV) MAKES THIS WAIVER VOLUNTARILY.

(c)    The Parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any Party does not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breaches or threatens to breach any such provisions. It is accordingly agreed that, at any time prior to the valid termination of this Agreement pursuant to Section 9 and subject to the limitations set forth therein and in this Section 10.5, the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable or not appropriate for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

10.6    Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to any other Party shall be in writing and (a) served by personal delivery by hand upon the Party for whom it is intended, (b) served by an internationally-recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email, in each case, to the following address:

If to Parent, to the notice address of Parent set forth in the Merger Agreement; and

If to any Stockholder, to the notice address set forth on the signature page hereto for such Stockholder;

or, in each case, to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (i) upon actual receipt, if delivered personally, (ii) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (iii) three Business Days after deposit in the mail, if sent by registered or certified mail, or (iv) upon sending, if sent by email during normal business hours (9:00 a.m. Eastern Time to 5:00 p.m. Eastern Time) on a Business Day (or on the next Business Day if sent outside of such hours), so long as the sender of such email does not receive any automatically generated failure to deliver or similar response indicating that the message has not been received by the intended recipient. Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 10.6. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 10.6 as of the date of rejection, refusal or inability to deliver.

10.7    Further Assurances. Each Stockholder agrees, from time to time, at the request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be necessary or desirable to carry out the purposes of this Agreement in the most expeditious manner practicable.

10.8    Entire Agreement. This Agreement (including any exhibits and schedules hereto) and if applicable, any Spousal Consent, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

10.9    Opportunity to Consult with Independent Counsel; Reliance. EACH STOCKHOLDER ACKNOWLEDGES THAT SUCH STOCKHOLDER HAS BEEN GIVEN SUFFICIENT TIME TO CONSIDER THIS AGREEMENT AND TO SEEK INDEPENDENT LEGAL OR OTHER ADVICE AS SUCH STOCKHOLDER DEEMS APPROPRIATE. EACH STOCKHOLDER ACKNOWLEDGES THAT THE HOLDER HAS FULLY READ, KNOWS AND UNDERSTANDS THIS AGREEMENT AND IS EXECUTING THIS AGREEMENT VOLUNTARILY OF SUCH STOCKHOLDER’S OWN FREE WILL, WITHOUT ANY THREATS, COERCION OR DURESS, WHETHER ECONOMIC OR OTHERWISE. EACH STOCKHOLDER ACKNOWLEDGES THAT SUCH STOCKHOLDER HAS NOT RELIED UPON ANY INDUCEMENTS, PROMISES OR REPRESENTATIONS MADE BY ANY PERSON EXCEPT FOR THOSE REPRESENTATIONS OF PARENT SET FORTH IN SECTION 8 HEREOF.

10.10    Interpretation.

(a)    The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.

(b)    If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular Section in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” the words “shall” and “will” denote a directive and obligation (and not an option), the use of the words “or,” “either” and “any” shall not be exclusive (and the phrase “and/or,” where used, is used for emphasis only), any reference to “writing” or comparable expressions includes a reference to email or comparable means of communication, any reference to a Law shall include any rules and regulations promulgated thereunder, and shall mean such Law as from time to time amended, modified or supplemented and to any rules or regulations promulgated thereunder. The phrase “beneficial owner” refers to a beneficial owner within the meaning of Rule 13d-3 under the Exchange Act; provided that any Company Options, Company Restricted Shares, Company Warrants and other convertible Company Securities shall be included even if such Company Securities are not exercisable or convertible within sixty (60) days of the date hereof. The phrases “beneficial ownership,” “beneficially owned,” “owned beneficially” and similar phrases shall have correlative meaning. References to any Person include the successors and permitted assigns of that Person. Currency amounts referenced herein are in U.S. Dollars. The word “day,” unless otherwise indicated, shall be deemed to refer to a calendar day. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(c)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The Parties acknowledge and agree that prior drafts of this Agreement will not be deemed to provide any evidence as to the meaning of any provision hereof, or the intent of the Parties with respect hereto, and that such drafts will be deemed to be the joint work product of the Parties. Furthermore, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and that no Party has any special relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. The Parties intend that each representation, warranty, covenant and agreement contained herein shall have independent significance. If any Party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement.

10.11    Successors and Assigns. No Party may assign either this Agreement nor any of its rights, interests or obligations under this Agreement without the prior written approval of (a) in the case of any assignment by any Stockholder, Parent and (b) in the case of any assignment by Parent, each of the other Parties, except that Parent will have the right to assign all or any portion of its rights, interests and obligations pursuant to this Agreement (i) to any of its Affiliates or (ii) to any secured creditor, for purposes of creating a security interest herein or otherwise assigning as collateral. No assignment by any Party will relieve such Party of any of its obligations under this Agreement. Any purported assignment in violation of this Agreement is null and void ab initio.

10.12    No Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except that (a) the provisions of Section 3.3 and Section 5 will inure to the benefit of, and may be enforced by, the Company, which is an intended third-party beneficiary thereof, and (b) the provisions of Section 10.15 will inure to the benefit of, and may be enforced by, the Parent Related Parties, each of which is an intended third-party beneficiary thereof.

10.13    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any Party. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any Party.

10.14    Counterparts. This Agreement and any amendments to this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by electronic means (including delivery of an image of a manual or electronic signature by means of .pdf, .tif, .gif, .jpg, .jpeg, or similar attachment to an email, or delivery of electronic signatures via DocuSign, Adobe Sign, or similar platform) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.15    No Recourse. In no event will any Stockholder, whether prior to or after termination of the Merger Agreement or this Agreement, seek or obtain, nor will it permit any of its Affiliates to seek or obtain, nor will any other Person be entitled to seek or obtain, any monetary recovery or monetary award of any kind (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to the Merger Agreement, this Agreement or the transactions contemplated thereby, the termination of the Merger Agreement or this Agreement, the failure to perform the transactions contemplated thereby or any claims or Actions under applicable Laws arising out of any such breach, termination or failure, except, in each case, for claims that such Stockholder may assert against Parent to the extent expressly provided for in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

   PARENT:

MIST HOLDING CO.

By:         _____________________________

                              Name:

                               Title:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

    STOCKHOLDER:

     [STOCKHOLDER]

                                       By:

                   Name:

                  Title:

                        Notice Address (please complete):

                                 ________________________________

                                 ________________________________

                                 ________________________________

                                 Attention: _______________________

                                 Email:

                               With a copy, which shall not constitute

          notice, to (if applicable):

                                 ________________________________

                                 ________________________________

                                 ________________________________

                                 Attention: _______________________

                                    Email: _______________________

Schedule A

Stockholder	Shares of Common Stock	Company Options	Company Restricted Shares	Company Warrants
[______]	[●]	[●]	[●]	[●]
[______]	[●]	[●]	[●]	[●]
[______]	[●]	[●]	[●]	[●]

Exhibit A

Spousal Consent

I, [___], spouse of [___], acknowledge that I have read the Voting and Support Agreement, dated as of [___], 2025, to which this Spousal Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Spousal Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:

                                 Signature of Spouse

                                 Address of Spouse:

                                 Telephone:

                                 Email: